                                                                   Exhibit 10.13






                                CREDIT AGREEMENT


                                     between



                               ANSOFT CORPORATION

                                (the "Borrower")



                                       and



                       NATIONAL CITY BANK OF PENNSYLVANIA

                                 (the "Lender")








                             Dated: January 7, 1999

                               @@TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
LIST OF EXHIBITS...........................................................................iii

LIST OF SCHEDULES..........................................................................iii

ARTICLE I.     DEFINITIONS; DEFINITIONAL CONVENTIONS; RULES OF CONSTRUCTION..................1
1.1            Definitions...................................................................1
1.2            Accounting Terms.............................................................11
1.3            Rules of Construction........................................................11
1.4             Incorporation of Recitals...................................................12

ARTICLE II.    THE LOANS....................................................................12
2.1            Revolving Credit Commitment..................................................12
2.2            Interest.....................................................................14
2.3            Prepayments: Allocation of Repayments........................................16
2.4.           Yield Protection.............................................................17
2.5.           Special Provisions Relating to the Euro-Rate Option..........................19
2.6            Capital Adequacy.............................................................20
2.7            Utilization of Commitments in Optional Currencies............................20
2.8            Fees.........................................................................23
2.9            Loan Account.................................................................23
2.10           Time, Place and Manner of Payments...........................................23
2.11           Payment from Accounts Maintained by the Borrower.............................24
2.12           All Obligations to Constitute One Obligation.................................24

ARTICLE III.   REPRESENTATIONS AND WARRANTIES...............................................24
3.1            Corporate Existence..........................................................24
3.2            Capitalization; Subsidiaries.................................................24
3.3            Power and Authority..........................................................24
3.4            Validity; Binding Effect and Enforceability..................................24
3.5            No Conflict..................................................................25
3.6            Governmental Approvals.......................................................25
3.7            Financial Matters............................................................25
3.8            Material Adverse Change......................................................25
3.9            Litigation...................................................................25
3.10           Compliance with Laws.........................................................26
3.11           Material Contracts...........................................................26
3.12           Labor and Employment Matters.................................................26
3.13           Condition of and Title to Assets; Status of Leases...........................26
3.14           Tax Returns and Matters......................................................26
3.15           Intellectual Property........................................................27
3.16           Insurance....................................................................27
3.17           No Defaults..................................................................27
3.18           Plans and Benefit Arrangements...............................................27
3.19           Margin Stock.................................................................28
3.20           Investment Company Act.......................................................28
3.21           Public Utility Holding Company Act...........................................28
3.22           Senior Debt Status...........................................................28

3.23           Full Disclosure..............................................................28
3.24           Year 2000....................................................................28

ARTICLE IV.    AFFIRMATIVE COVENANTS........................................................28
4.1            Use of Proceeds..............................................................29
4.2            Furnishing Financial Statements and Other Information........................29
4.3            Preservation of Existence; Qualification.....................................32
4.4            Compliance with Laws, Contracts and Licenses; Continuance of Business........32
4.5            Payment of Taxes and Other Liabilities.......................................32
4.6            Insurance....................................................................33
4.7            Maintenance of Leases........................................................33
4.8            Maintenance of Patents, Trademarks, Permits, Etc.............................33
4.9            Plans and Benefit Arrangements...............................................33
4.10           Further Assurances...........................................................33

ARTICLE V.     NEGATIVE COVENANTS...........................................................33
5.1            Liens........................................................................33
5.2            Disposal of Assets...........................................................34
5.3            Minimum Adjusted Net Worth...................................................34
5.4            Use of Proceeds..............................................................34
5.5            ERISA........................................................................34

ARTICLE VI.    CONDITIONS PRECEDENT TO ALL LOANS............................................34
6.1            All Advances.................................................................34
6.2            Conditions Precedent to the Initial Loan.....................................35

ARTICLE VII.   EVENTS OF DEFAULT............................................................36
7.1            Events of Default............................................................36
7.2            Remedies.....................................................................38

ARTICLE VIII.  GENERAL PROVISIONS...........................................................39
8.1            Set-Off......................................................................39
8.2            Amendments and Waivers.......................................................40
8.3            Taxes........................................................................40
8.4            Expenses.....................................................................40
8.5            Notices......................................................................41
8.6            Indemnity....................................................................41
8.7            Successors and Assigns.......................................................42
8.8            Assignments and Participations...............................................42
8.9            Information..................................................................42
8.10           Severability.................................................................42
8.11           Survival.....................................................................42
8.12           Interest.....................................................................42
8.13           Governing Law................................................................42
8.14           Forum........................................................................43
8.15           Non-Business Days............................................................43
8.16           Integration..................................................................43
8.17           Counterparts.................................................................43
8.18           WAIVER OF JURY TRIAL.........................................................43

                                LIST OF EXHIBITS


Exhibit Reference       Exhibit

         A              Compliance Certificate
         B              Loan Request
         C              Pledge Agreement
         D              Revolving Credit Note
         E              Closing Certificate





                                LIST OF SCHEDULES

Schedule Reference    Schedule

       3.2           Capitalization; Subsidiaries
       3.9           Litigation
       3.11          Material Contracts
       3.12          Labor and Employment Matters
       5.1           Existing Permitted Liens

                               @@CREDIT AGREEMENT

        This Credit Agreement is made as of this 7th day of January, 1999 by and between ANSOFT CORPORATION, a Delaware corporation, with its principal office at Four Station Square, Suite 660, Pittsburgh, Pennsylvania 15219 (the "BORROWER") and NATIONAL CITY BANK OF PENNSYLVANIA, having an office at 20 Stanwix Street, Pittsburgh, Pennsylvania 15222 (the "LENDER").


                                    RECITALS:

        A. The Borrower has requested the Lender to make available to the Borrower a revolving credit facility in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) at any one time outstanding, all of which may be used for Yen-denominated borrowings, or for U.S. Dollar denominated borrowings.

        B. The Lender is willing to make the revolving credit facility available to the Borrower upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual promises contained herein and other valuable consideration, and with the intent to be legally bound hereby, the parties hereto agree as follows:


ARTICLE I. DEFINITIONS; DEFINITIONAL CONVENTIONS; RULES OF CONSTRUCTION

1.1 DEFINITIONS. In addition to the defined terms appearing above, capitalized terms used in this Agreement shall have the following respective meanings when used herein (unless otherwise provided elsewhere in this Agreement):

        ACCOUNTS: All of the Borrower's accounts, as that term is defined in the UCC, whether now owned or in existence or hereafter acquired or created, and all proceeds of Accounts.

        ADJUSTED NET WORTH: The Borrower's net worth, adjusted for Acquired in Process Research and Development Expenses, and after adding back the cost of all stock of the Borrower repurchased by the Borrower during the period in question, determined on a consolidated basis in accordance with GAAP. For purposes of this definition "Acquired in Process Research and Development Expenses" shall mean the amount of any acquisition purchase price expensed in any one year attributable to acquired research and development costs incurred in purchasing computer software products that are sold, leased or otherwise marketed by the Borrower or any Subsidiary, as determined in accordance with Financial Accounting Standard 86.

        AFFILIATE: As to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person.

        AGREEMENT: This Credit Agreement and all extensions, renewals, amendments, substitutions and replacements hereto and hereof.

        ANSOFT JAPAN: Ansoft Japan, a Subsidiary of the Borrower formed under the laws of Japan.

        APPLICABLE LIBOR RATE MARGIN: This term shall have the meaning given it in Section 2.2b.

        AUTHORIZED OFFICER: The President and the Chief Executive Officer, and the Chief Financial Officer of the Borrower. The Lender shall be entitled to rely on the incumbency certificates delivered pursuant to Section 6.2 for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Lender a revised, fully-executed incumbency certificate in form and substance satisfactory to the Lender.

        BASE RATE: A fluctuating rate of interest per annum equal to the greater of (i) the Prime Rate or (ii) the sum of (A) the Federal Funds Rate plus (B) fifty (50) basis points (one-half of one percent).

        BASE RATE OPTION: The interest rate option described in Section 2.2b(i) hereof.

        BASE RATE PORTION: The portion of the Loans which bears, or is to bear, interest under the Base Rate Option.

        BENEFIT ARRANGEMENT: An "employee benefit plan", within the meaning of
Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by the Borrower or any ERISA Affiliate.

        BORROWER: Ansoft Corporation, a Delaware corporation.

        BORROWING DATE: With respect to any Loan, the date for the making thereof, or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

        BUSINESS DAY: When used in any context other than in reference to or in connection with the LIBOR Rate, any day, other than a Saturday or Sunday, on which the Lender is open for business in Pittsburgh, Pennsylvania. When used in the context of a LIBOR Rate, any day, other than a Saturday or Sunday, on which
(i) the Lender is open for business in Pittsburgh, Pennsylvania and (ii) dealings in foreign currencies and exchange and eurodollar funding between banks may be carried on at the location at which the Lender transacts its eurodollar funding. When used with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day shall also be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market or on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency.

        CHANGE OF CONTROL: Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of fifty percent (50%) or more of the voting capital stock of the Borrower, or within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower

        CLOSING DATE: January 7, 1999 or such later date as is mutually agreeable to the parties hereto.

        COLLATERAL: The right, title and interest of any Loan Party in and to the property granted, conveyed, assigned, hypothecated or pledged to the Lender pursuant to the Security Documents.

        COMPLIANCE CERTIFICATE: A certificate substantially in the form of Exhibit "A" which has been executed by an Authorized Officer and delivered to the Lender.

        COMPUTATION DATE: This term shall have the meaning given it in Section 2.7.

        CONTROL: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the direct ownership of voting securities, partnership interests, other equity interests, by contract, or otherwise, including the direct power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be. The terms "CONTROLLED" and "CONTROLLING" shall have correlative meanings.

        DEFAULT: Any event, condition, omission or act which, with the passage of time or the giving of notice or both, would, unless cured or waived, become an Event of Default.

        DEFAULT RATE: The interest rate described in Section 2.2d.

        DOLLARS or $: The legal tender of the United States of America.

        DOMESTIC SUBSIDIARY: Each Subsidiary of the Borrower incorporated or formed under the laws of a state of the United States of America.

        EQUIVALENT AMOUNT: At any time, as determined by the Lender (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "REFERENCE CURRENCY") which is to be computed as an equivalent amount of another currency (the "EQUIVALENT CURRENCY"): (i) if the Reference Currency and the Equivalent Currency are the same, the amount is such Reference Currency; or (ii) if the Reference Currency and the Equivalent Currency are not the same, the amount is such Equivalent Currency converted from such Reference Currency at the Lender's spot selling rate (based on the market rates then prevailing and available to the Lender) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Lender on the second Business Day immediately preceding the event for which such calculation is made.

        EQUIVALENT CURRENCY: This term shall have the meaning assigned to such term in the definition of "Equivalent Amount".

        ERISA: The Employee Retirement Income Security Act of 1974, as amended and as it may from time to time be amended, supplemented or otherwise modified, or any successor statute, and the rules and regulations promulgated thereunder.

        ERISA AFFILIATE: At any time any member of a controlled group of corporations under Section 414(b) of the Internal Revenue Code of which the Borrower is a member, and any trade or business (whether or not incorporated) under common control with the Borrower under Section 414(c) of the Internal Revenue Code, and all other entities which, together with the Borrower, are or were treated as a single employer under Sections 414(m) or 414(o) of the Internal Revenue Code.


        EURO-RATE RESERVE PERCENTAGE: For any day, the maximum effective percentage as determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as prescribed by the Federal Reserve Board (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES") of a member bank in the Federal Reserve System.

        EVENT OF DEFAULT: Any of the events specified in Section 7.1.

        FACILITY FEE: A facility fee in the amount of $20,000 due and payable by the Borrower to the Lender on the Closing Date.

        FEDERAL FUNDS RATE: For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Eastern time) on such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by the Lender in its sole discretion.

        FEE: The Revolving Credit Commitment Fee, the Facility Fee and any other fee due under any of the Loan Documents.

        GAAP: Generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board, its predecessors and its successors.

        GOVERNMENTAL APPROVAL: Any order, consent, authorization, license, validation, approval or permit issued or required to be obtained by the Borrower in connection with the operation of the Borrower's business, the ownership or use of its properties or the execution and delivery of and performance in accordance with the Loan Documents to which the Borrower is a party.

        GOVERNMENTAL AUTHORITY: The government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority, body or entity or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank or any comparable authority, and any successor to any of the foregoing.

        GUARANTY OR GUARANTEE: Any obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment of another Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) agreements to remain liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

        INDEBTEDNESS: Individually and collectively (i) all obligations and indebtedness of the Borrower for borrowed money, including but not limited to the Obligations; (ii) all obligations of the Borrower evidenced by bonds, debentures, notes (including but not limited to the Revolving Credit Note), or similar instruments; (iii) all obligations of the Borrower under conditional sale or other title retention agreements relating to property purchased by the Borrower; (iv) all obligations of the Borrower issued or assumed as the deferred purchase price of property or services; (v) all obligations of the Borrower under capitalized leases; (vi) all obligations of the Borrower with respect to letters of credit, whether matured or contingent; (vii) all obligations of the Borrower under any agreement or arrangement designed to provide protection against fluctuations in interest rates; (viii) all obligations of others secured by any Lien on property or assets owned or acquired by the Borrower, whether or not the obligations secured thereby have been assumed; and (ix) all Guaranties of the Borrower; provided, however, that "Indebtedness" shall not include the Borrower's accounts payable incurred in the ordinary course of business if those accounts payable do not constitute obligations to repay borrowed money.

        INDEMNIFIED PERSON: The Lender and its Affiliates, and each of their respective directors, officers, employees, attorneys and Lenders.

        INTELLECTUAL PROPERTY: All of the Borrower's and each Subsidiary's right, title and interest in and to all of its patents, patent applications, trademarks, trademark applications, permits, service marks, trade names, copyrights, copyright applications, licenses, franchises, authorizations and other intellectual property rights, whether tangible or intangible, whether now owned or in existence or hereafter acquired or created and wherever located, and all products and proceeds thereof.

        INTEREST RATE OPTION: The Base Rate Option or the LIBOR Rate Option.

        INTERNAL REVENUE CODE: The Internal Revenue Code of 1986 or any successor legislation thereto, and the rules and regulations issued or promulgated thereunder, including any amendments to any of the foregoing.

        LAW: Any law, statute, rule, regulation, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

        LENDER: National City Bank of Pennsylvania.

        LIBOR RATE: (A) With respect to any Loans denominated in Dollars comprising any Portion to which the LIBOR Rate Option applies for any LIBOR Rate Interest Period, the interest rate per annum determined by the Lender by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Lender in accordance with its usual procedures (which determination shall be conclusive and binding upon the Borrower, absent manifest error on the part of the Lender) to be the London Interbank Offered Rate two (2) Business Days prior to the first day of such LIBOR Rate Interest Period for an amount comparable to such Portion and having a borrowing date and a maturity comparable to such LIBOR Rate Interest Period by
(ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

        (B) With respect to any Loans denominated in Japanese Yen comprising any Portion to which the LIBOR Rate Option applies for any LIBOR Rate Interest Period, the interest rate per annum determined by the Lender by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for Euro-Yen quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly know as Telerate) (or appropriate successor, or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by the Lender) two (2) Business Days prior to the first day of such LIBOR Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such LIBOR Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

        (C) With respect to any Loans denominated in Optional Currency comprising any Portion to which the LIBOR Rate Option applies for any LIBOR Rate Interest Period, the interest rate per annum determined by the Lender by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Lender in accordance with its usual procedures (which determination shall be conclusive and binding upon the Borrower, absent manifest error on the part of the Lender) to be the eurodollar rate for deposits in the relevant Optional Currency two (2) Business Days prior to the first day of such LIBOR Rate Interest Period for an amount comparable to such Portion and having a borrowing date and a maturity comparable to such LIBOR Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Lender shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The LIBOR Rate for any Loans shall be based upon the LIBOR Rate for the currency in which such Loans are requested.

        LIBOR RATE INTEREST PERIOD: Any individual period equal to one (1), two
(2) or three (3) months selected by the Borrower commencing on the Borrowing Date, a conversion date or a renewal date of a LIBOR Rate Portion to which such period shall apply.

        LIBOR RATE OPTION: The interest rate option described in Section 2.2b(ii) hereof.

        LIBOR RATE PORTION: Each portion of the Loans which bears, or is to bear, interest under the LIBOR Rate Option; the term "LIBOR Rate Portions" shall mean collectively all such portions of the Loans which bear, or are to bear, interest under the LIBOR Rate Option.

        LIEN: Any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to a lien arising from the grant of a security interest under the UCC, a mortgage, judgment, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, all of the foregoing, whether or not voluntarily given. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Collateral. For the purpose of this Agreement, the Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

        LOAN: Any Revolving Credit Advance.

        LOAN ACCOUNT: The loan account referred to in Section 2.9.

        LOAN DOCUMENT: Any of the agreements between or made by the Borrower or any other Loan Party and the Lender relating to the Obligations, including this Agreement, the Revolving Credit Note, the Security Documents, all related documents, certificates and other agreements made from time to time in connection with any of the Obligations or the Collateral, and all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

        LOAN PARTY: The Borrower.

        LOAN REQUEST: A request for a Loan, substantially in the form of Exhibit "B".

        MARKETABLE SECURITIES VALUE: The value of the marketable securities pledged to the Lender as Collateral for the Obligations, which shall be an amount (in Dollars) equal to seventy percent (70%) of the value of such marketable securities, as shown on the most recent statement relating to such marketable securities prepared by NatCity Investments, Inc. The value shown on such statements shall be conclusive, except in the case of manifest error.

        MATERIAL ADVERSE CHANGE: Any set of circumstances or events which (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any of the Loan Documents, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower, (iii) impairs materially or could reasonably be expected to impair materially the ability of any Loan Party to duly and punctually pay or perform the Obligations, or (iv) impairs materially or could reasonably be expected to impair materially the ability of the Lender to enforce the Lender's legal remedies pursuant to any of the Loan Documents.

        MATERIAL ADVERSE EFFECT: An effect that results in or causes or has a reasonable likelihood of resulting in or causing a Material Adverse Change.

        MONEY PURCHASE PLAN: Any Benefit Arrangement subject to the minimum funding standards under Section 302 of ERISA and Section 412 of the Internal Revenue Code.

        MULTIEMPLOYER PLAN: A "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

        MULTIPLE EMPLOYER PLAN: A Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

        OBLIGATIONS: All liabilities, obligations, covenants, duties and Indebtedness of the Borrower to the Lender of any and every kind and nature (including, without limitation, the obligation to pay principal, interest, Fees, charges, expenses, attorneys' fees, indemnities and other sums owed by the Borrower to the Lender under the Loan Documents, and future advances made to or for the benefit of the Borrower), whether arising under this Agreement or under any other Loan Document, whether heretofore, now or hereafter owing, arising, due or payable from the Borrower to the Lender, whether as drawer, maker, endorser, guarantor, surety or otherwise and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or liquidated or otherwise, including obligations of performance.

        OPTIONAL CURRENCY: The Japanese Yen, or such other lawful currency made available to the Borrower by the Lender in accordance with Section 2.7d hereof.

        ORIGINAL CURRENCY: This term shall have the meaning given it in Section 2.7j(i).

        OTHER CURRENCY: This term shall have the meaning given it in Section 2.7j(i).

        PBGC: The Pension Benefit Guaranty Corporation established under ERISA, or any successor to the PBGC.

        PERMITTED LIEN: Any of the following:

        (i) the security interests in the Collateral granted to the Lender as security for the Obligations or otherwise;

        (ii) Good faith deposits made in the ordinary course of business in connection with bids, tenders, contracts or leases to which the Borrower is a party, or deposits made to secure public or statutory obligations;

        (iii) Deposits to secure replevin, surety, attachment or appeal bonds relating to legal proceedings to which the Borrower is a party;

        (iv) Liens in favor of bonding companies or sureties in accordance with the ordinary and reasonable requirements of any necessary indemnity agreements;

        (v) Liens for taxes, assessments, governmental charges or levies on the Borrower's properties if such taxes, assessments, governmental charges or levies are not at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower has created adequate reserves in accordance with GAAP;

        (vi) Pledges or deposits to secure payment of workers' compensation or unemployment insurance obligations, deposits or indemnities to secure public or statutory obligations, or for similar purposes;

        (vii) Liens arising out of judgments or awards against the Borrower with respect to which enforcement has been stayed and the Borrower at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower has created adequate reserves in accordance with GAAP or has adequate insurance protection; provided, however, that at no time may the aggregate Dollar amount of all such judgment Liens exceed $1,000,000;

        (viii) Mechanics', carriers', workmen's, repairmen's, materialmen's and other similar statutory Liens incurred in the ordinary course of the Borrower's business, so long as the obligation secured is being contested in good faith by appropriate proceedings diligently conducted; provided, however, that at no time may the aggregate Dollar amount of all such Liens exceed $250,000;

        (ix) Security interests in favor of lessors of personal property, which property is the subject of a lease in the nature of a conditional sale financing between such lessor and the Borrower; and

        (x) Liens existing on the Closing Date which are acceptable to the Lender and which are listed on Schedule 5.1.

        PERSON: Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or Governmental Authority.

        PLAN: With respect to the Borrower or any ERISA Affiliate, at any time, an employee pension benefit plan as defined in Section 3(2) of ERISA (including a multiemployer plan) and an employee welfare benefit plan as defined in Section 3(l) of ERISA, which is maintained for the employees of the Borrower or any ERISA Affiliate.

        PLEDGE AGREEMENT: The Pledge Agreement in the form of Exhibit "C" hereto, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

        PORTION: Individually, any Base Rate Portion or LIBOR Rate Portion, and collectively, all Base Rate Portions and LIBOR Rate Portions.

        PRIME RATE: The fluctuating rate per annum which is publicly announced from time to time by the Lender as being its so-called "prime rate", with each change in the Prime Rate automatically, immediately, and without notice changing the Base Rate. The Prime Rate is not necessarily the lowest rate of interest then available from the Lender on fluctuating-rate loans.

        PROHIBITED TRANSACTION: A "prohibited transaction" as defined under
Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

        REFERENCE CURRENCY: This term shall have the meaning given it in the definition of "Equivalent Amount".

        REGULATION D, G, T, U OR X: Respectively, any of Regulations D, G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

        REPORTABLE EVENT: Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

        REVOLVING CREDIT ADVANCE: An individual borrowing made by the Borrower under the Revolving Credit Commitment.

        REVOLVING CREDIT COMMITMENT: The obligation of the Lender to make available to the Borrower the maximum aggregate principal amount of $10,000,000, as set forth in Section 2.1 of this Agreement, and including any increases, extensions or renewals thereto or thereof.

        REVOLVING CREDIT NOTE: The promissory note of the Borrower evidencing the Obligations of the Borrower under the Revolving Credit Commitment, in the form of Exhibit "D", together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

        REVOLVING CREDIT TERMINATION DATE: January 6, 2001, or if such date is not a Business Day, the Business Day next preceding such date.

        SECURITY DOCUMENT: Any document or instrument executed by any Loan Party for the purpose of securing the Obligations, as mutually agreed upon by the Lender and such Loan Party, including without limitation the Pledge Agreement to be executed by the Borrower, or any other obligations of such Loan Party to the Lender in connection herewith, whether executed prior to or contemporaneously with this Agreement, all additional documents and instruments entered into from time to time for the purpose of securing the Obligations or such other obligations, any and all ancillary documents and instruments relating to any of the foregoing, such as UCC financing statements and stock powers, and all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

        SUBSIDIARY: Either (i) any corporation more than 50% of the outstanding voting securities of which shall at the time be owned or Controlled, directly or indirectly, by the Borrower or one or more Subsidiaries, or by the Borrower and one or more Subsidiaries, or (ii) any other Person which is so owned or Controlled.

        TERMINATION EVENT: (i) A Reportable Event with respect to a Plan or an event described in Section 4062(e) of ERISA with respect to a Plan, (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a Plan year in which the Borrower or such ERISA Affiliate was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, (iii) the incurrence of liability by the Borrower or such ERISA Affiliate under Section 4064 of ERISA upon the termination of a Plan, (iv) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (v) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (vi) any other event or condition which might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        UCC: The Uniform Commercial Code as adopted and in effect from time to time in the Commonwealth of Pennsylvania, except when the provisions of the UCC as adopted in another jurisdiction are applicable due to the location of any Collateral in such other jurisdiction.

        UNFUNDED BENEFIT LIABILITY: With respect to any Plan, the amounts described in Section 4001(a)(18) of ERISA.

        WITHDRAWAL LIABILITY: "Withdrawal liability" as defined by the provisions of Part 1 of Subtitle E to Title IV of ERISA.

        YEAR 2000 PROBLEM: The risk that certain computer applications used by the Borrower or its Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999.

1.2 ACCOUNTING TERMS. Each accounting term not defined herein and each accounting term partly defined herein, to the extent not defined, shall have the meaning given it under GAAP.

1.3 RULES OF CONSTRUCTION.

        (i) Except as otherwise specified, all references in any Loan Document
(A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any Law shall be deemed references to such Law as the same may have been or may be amended, supplemented or replaced from time to time, and (C) to any Loan Document defined or referred to herein shall be deemed references to such Loan Documents (and, in the case of any Revolving Credit Note or other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

        (ii) When used in any Loan Document, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and the words "Article", "Section", "Subsection", "Schedule", "Exhibit" and "Annex" shall refer to Articles, Sections and Subsections of, and Schedules, Exhibits and Annexes to, such Loan Document, unless otherwise specified.

        (iii) When used in any Loan Document, the word "including" means "including without limitation".

        (iv) The headings of the sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of this Agreement.

        (v) Whenever the context so requires, in all Loan Documents the use of or reference to any gender includes the masculine, feminine and neuter genders, and all terms used in the singular shall have comparable meanings when used in the plural, and vice versa.

1.4 INCORPORATION OF RECITALS. The recitals at the beginning of this Agreement are incorporated into and made a material part of this Agreement.


ARTICLE II. THE LOANS

2.1 REVOLVING CREDIT COMMITMENT.

2.1a REVOLVING CREDIT ADVANCES. The Lender agrees, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow from the date hereof until the Revolving Credit Termination Date a principal amount which shall not exceed the lesser of (i) $10,000,000 in the aggregate at any one time outstanding and (ii) the Marketable Securities Value.

2.1b VOLUNTARY REDUCTIONS OF REVOLVING CREDIT COMMITMENT; MANDATORY AND VOLUNTARY PRINCIPAL PAYMENTS.

        (i) VOLUNTARY REDUCTIONS. Upon two (2) Business Days' notice to the Lender, the Borrower may from time to time voluntarily permanently reduce the Revolving Credit Commitment. Each voluntary reduction shall be in a minimum amount of $500,000. The portion of the Revolving Credit Commitment so terminated shall no longer be available for borrowing and, as of the effective date of any such reduction, the Revolving Credit Commitment Fee shall no longer be payable on the portion so terminated. Simultaneously with each voluntary permanent reduction, the Borrower shall make a payment of the outstanding Revolving Credit Advances equal to the excess, if any, of (A) the aggregate principal amount of the outstanding Revolving Credit Advances over (B) the Revolving Credit Commitment, as so reduced. All such reductions shall be without penalty or premium.

        (ii) MANDATORY REDUCTIONS OF PRINCIPAL. In the event that at any time the outstanding Revolving Credit Advances exceed the Marketable Securities Value, the Borrower shall immediately reduce the outstanding Revolving Credit Advances by an amount necessary so that the aggregate amount of all outstanding Revolving Credit Advances is once again equal to or less than the Marketable Securities Value.

        (iii) ADDITIONAL PAYMENTS. Any payments or prepayments of Revolving Credit Advances shall be accompanied by all accrued and unpaid interest thereon and all other amounts due hereunder with respect to such prepayment.

2.1c AMOUNT OF REVOLVING CREDIT ADVANCES. Each Revolving Credit Advance shall be in a minimum amount of $100,000; provided, however, that if the entire amount of Revolving Credit Advances available to the Borrower is less than $100,000, then such Revolving Credit Advance shall be for such entire amount.

2.1d REQUESTS FOR REVOLVING CREDIT ADVANCES. Each request for a Revolving Credit Advance shall be made to the Lender orally or in writing pursuant to the execution and delivery by the Borrower to the Lender of a Loan Request, by an Authorized Officer of the Borrower, by 10:00 A.M. (Eastern time):

        (i) on the date (which must be a Business Day) of the proposed Revolving Credit Advance if the Revolving Credit Advance is initially to bear interest at the Base Rate Option,

        (ii) by 10:00 A.M. (Eastern time) on the date (which must be a Business
Day) which is at least two (2) Business Days prior to the proposed disbursement with respect to Loans made in Dollars if the Revolving Credit Advance or any part thereof is to initially bear interest at the LIBOR Rate Option, or

        (iii) by 10:00 A.M. (Eastern time) at least two (2) Business Days prior to the proposed Revolving Credit Advance with respect to Loans funded in an Optional Currency (which Loans must bear interest at the LIBOR Rate Option), in each case specifying the Dollar or Dollar Equivalent (if applicable) amount thereof, selecting the Interest Rate Option therefor pursuant to Section 2.2 hereof, and, if appropriate, selecting the LIBOR Rate Interest Period therefor and for Loans to be funded in an Optional Currency, the currency in which the disbursement is to be funded. Any oral request for a Revolving Credit Advance shall be followed immediately by the Borrower's written Loan Request. A request from the Borrower pursuant to this Section 2.1d with respect to a Revolving Credit Advance or any part thereof which is initially to bear interest at the LIBOR Rate Option, shall irrevocably commit the Borrower to accept such disbursement on the date specified in such request. The Lender shall make each Revolving Credit Advance available to the Borrower in immediately available funds at the principal office of the Lender on the date of such Revolving Credit Advance by depositing the proceeds of such Loan in the Borrower's demand deposit account maintained with the Lender, absent written instructions from the Borrower to the contrary.

2.1e REPAYMENT ON REVOLVING CREDIT TERMINATION DATE. On the Revolving Credit Termination Date the entire outstanding principal balance of the Revolving Credit Advances, plus all accrued and unpaid interest thereon, any unpaid Fees relating thereto and any other outstanding Obligations relating to the Revolving Credit Commitment shall be due and payable in immediately available funds.

2.1f REVOLVING CREDIT NOTE. The obligations of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Advances and accrued and unpaid interest thereon shall be evidenced by the Revolving Credit Note which shall be duly executed by the Borrower and delivered to the Lender. The principal amount actually due and owing the Lender under the Revolving Credit Note shall be the aggregate unpaid principal amount of all Revolving Credit Advances made hereunder, all as shown in the Loan Account established pursuant to Section 2.9.

2.2 INTEREST.

2.2a PAYMENT OF INTEREST. The Revolving Credit Note shall bear interest on the actual unpaid principal amount thereof from time to time outstanding from the date thereof until payment in full at the rates of interest set forth in Section 2.2b. The Borrower shall pay accrued interest on the unpaid principal balance of the Revolving Credit Note in arrears:

        (i) with respect to the Base Rate Portion, at the rate specified in the Base Rate Option, (A) on the last Business Day of each March 31, June 30, September 30 and December 31 during the term of the Revolving Credit Commitment, beginning on March 31, 1999, (B) at maturity, whether by acceleration or otherwise, of the Revolving Credit Note and (C) thereafter on demand until all amounts evidenced by the Revolving Credit Note are paid in full; and

        (ii) with respect to each LIBOR Rate Portion, at the rate specified in the LIBOR Rate Option, (A) on the last day of the LIBOR Rate Interest Period applicable thereto, (B) at the maturity, whether by acceleration or otherwise, of the Revolving Credit Note and (C) thereafter on demand until all amounts evidenced by the Revolving Credit Note are paid in full.

2.2b INTEREST RATE OPTIONS. During the term hereof, the Borrower shall have the option of electing, from time to time, one or more of the Interest Rate Options set forth below to be applied to the Loans.

        (i) BASE RATE OPTION. Interest under this Interest Rate Option shall accrue, for the Base Rate Portion of the Loans outstanding, at a rate per annum equal to the Base Rate. The Base Rate shall be adjusted automatically from time to time upon each change in the Prime Rate or the Federal Funds Effective Rate, as the case may be, and in accordance with the provisions of Section 2.2d.

        (ii) LIBOR RATE OPTION. Interest under this Interest Rate Option shall accrue, for each LIBOR Rate Portion of the Loans outstanding, for any LIBOR Rate Interest Period selected, at a rate per annum equal to the sum of (A) the LIBOR Rate plus (B) the Applicable LIBOR Rate Margin as determined below. The rate of interest established pursuant to the preceding sentence of this paragraph (ii) for each LIBOR Rate Portion shall be adjusted from time to time in accordance with the provisions of Section 2.2d.

For purposes of this Agreement, the term "APPLICABLE LIBOR RATE MARGIN" shall mean, (A) for Loans denominated in U.S. Dollars, 75 basis points, and (B) for Optional Currency Loans, 125 basis points.

2.2c OPTIONAL CURRENCY INTEREST. Each Portion of each Optional Currency funded Loan shall bear interest at the LIBOR Rate Option; subject, however, to the other provisions of this Agreement.

2.2d INTEREST AFTER MATURITY. After the occurrence of an Event of Default and during the continuation thereof, (i) the Base Rate Portion shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) above the Base Rate otherwise in effect during such period, and (ii) all LIBOR Rate Portions shall bear interest (A) until the end of the then current LIBOR Rate Interest Period for each such LIBOR Rate Portion, at a rate per annum which shall be two hundred (200) basis points (2%) above the sum of (x) the LIBOR Rate and (y) the Applicable LIBOR Rate Margin otherwise in effect during such period, and (B) at the end of the then current LIBOR Rate Interest Period for each such LIBOR Rate Portion, such LIBOR Rate Portions shall automatically be converted to the Base Rate Portion, and thereafter the interest rate shall be calculated in accordance with item (i) of this Section 2.2d. The foregoing adjustments to the interest rates in effect hereunder shall be effective whether or not judgment has been entered on the Revolving Credit Note.

2.2e INTEREST PERIODS; LIMITATIONS ON ELECTIONS.

        (i) At any time when the Borrower shall select, convert to or renew the LIBOR Rate Option to apply to all or any portion of the outstanding Loans, it shall elect one or more LIBOR Rate Interest Periods, as the case may be. All the foregoing, however, is subject to the following:

                (A) any LIBOR Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such LIBOR Rate Interest Period shall end on the next preceding Business Day; and

                (B) any LIBOR Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such LIBOR Rate Interest Period is to end shall end on the last Business Day of such subsequent month.

        (ii) Elections by the Borrower of the LIBOR Rate Option shall be subject to the following limitations:

                (A) The LIBOR Rate Portion for each LIBOR Rate Interest Period shall be in an aggregate principal amount of $100,000 or more;

                (B) No LIBOR Rate Interest Period may be elected at any time that a Default or an Event of Default shall have occurred and be continuing;

                (C) No LIBOR Rate Interest Period may be elected which would end later than the Revolving Credit Termination Date;

                (D) No LIBOR Rate Interest Period may be elected with regard to amounts outstanding which would be in excess of the Revolving Credit Commitment; and

                (E) At no time may there be more than four (4) separate LIBOR Rate Interest Periods in effect.

2.2f ELECTION, RENEWAL OR CONVERSION OF INTEREST RATE OPTIONS. Elections or renewals of, or conversions to, the Base Rate Option shall continue in effect until converted or renewed as hereinafter provided. Elections or renewals of, or conversions to, the LIBOR Rate Option shall expire as to each LIBOR Rate Portion at the expiration of the applicable LIBOR Rate Interest Period. At any time with respect to the Base Rate Portion or at the expiration of the applicable LIBOR Rate Interest Period with respect to any LIBOR Rate Portion, the Borrower may cause (subject to Subsection 2.2e) all or any part of the principal amount of such Portion to be converted to, or to be renewed under, the LIBOR Rate Option by notice to the Lender as hereinafter provided. Such notice (i) shall be irrevocable, (ii) shall be given not later than 12:00 noon (Eastern time) in the case of a conversion to or renewal of, either in whole or in part, the LIBOR Rate Option, not less than two (2) Business Days prior to the proposed effective date for such conversion or renewal, and (iii) shall set forth:

                (A) the effective date of such conversion or renewal, which shall be a Business Day;

                (B) the new LIBOR Rate Interest Period(s) selected; and

                (C) with respect to each such LIBOR Rate Interest Period, the aggregate principal amount of the corresponding LIBOR Rate Portion.

At the expiration of each LIBOR Rate Interest Period, any part (including the whole) of the principal amount of the corresponding LIBOR Rate Portion as to which no notice of conversion or renewal has been received shall automatically be converted to the Base Rate Option. The Lender shall promptly notify the Borrower of any such automatic conversion.

2.2g NOTIFICATION OF ELECTION OF AN INTEREST RATE OPTION. An Authorized Officer of the Borrower shall notify the Lender of each election of an Interest Rate Option, each conversion from one Interest Rate Option to another, the amount of the Loans then outstanding to be allocated to each Interest Rate Option and, where relevant, the LIBOR Rate Interest Periods as provided for in this Agreement. Any such communication may be oral or written and if oral it shall be followed promptly by written confirmation of such Interest Rate Option election executed by an Authorized Officer of the Borrower.

2.2h LAWFUL INTEREST RATES INTENDED. In no event whatsoever shall the interest rates charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest applicable rate, the Lender shall promptly refund such excess to the Borrower, or at the Lender's option, apply such excess in reduction of the principal balance of the Obligations owing to the Lender.

2.3 PREPAYMENTS: ALLOCATION OF REPAYMENTS.

2.3a PREPAYMENTS OF BASE RATE PORTION. The Borrower, upon oral or written notice to the Lender by an Authorized Officer of the Borrower given not later than 12:00 noon (Eastern time) on the proposed date for prepayment, may prepay without penalty or premium any or all of the Base Rate Portion. Any oral notice of election hereunder shall be followed immediately by written confirmation of such prepayment election executed by an Authorized Officer of the Borrower.

2.3b PREPAYMENTS OF LIBOR RATE PORTIONS. Except as otherwise provided in Section 2.4c, the Borrower, upon oral or written notice to the Lender by an Authorized Officer of the Borrower given at least three (3) Business Days prior to the proposed date for repayment, may prepay all or any part of such LIBOR Rate Portion. If such LIBOR Rate Portion is prepaid on the last day of the LIBOR Rate Interest Period applicable thereto, such prepayment shall be without premium or penalty. If the Borrower prepays a LIBOR Rate Portion other than on the last day of the LIBOR Rate Interest Period applicable thereto, the Borrower agrees to pay, in addition to the other amounts set forth in this Section 2.3b, such additional amounts as may be necessary to compensate the Lender for any loss and any direct or indirect costs, including the costs of reemployment of funds prepaid at rates lower than the cost to the Lender of such funds. Such losses and costs shall be specified in writing to the Borrower by the Lender (and such specifications shall set forth in reasonable detail the calculation of such losses and costs) and such specifications shall, absent manifest error, be binding and conclusive on the Borrower. Such prepayment shall include the then outstanding principal amount of the LIBOR Rate Portion being prepaid together with accrued interest, fees and other amounts then due and payable on the amount prepaid, to the day of such prepayment. Except as provided in this Section 2.3b, there shall be no voluntary prepayment of any LIBOR Rate Portion.

2.3c ALLOCATION OF REPAYMENTS OF PRINCIPAL. Any voluntary prepayment pursuant to this Section 2.3 shall be applied first to the repayment of any LIBOR Rate Portion of the Loans for which its associated LIBOR Rate Interest Period expires on the date of such payment; second, to the reduction of the Base Rate Portion of the Loans; and third, to the reduction of such LIBOR Rate Portions of the Loans as directed by the Borrower, and if the Borrower fails to give such directions, or if a Default or Event of Default has occurred and is continuing, to the reduction of such LIBOR Rate Portions of the Loans as the Lender may select in its sole and absolute discretion. Any reduction in any LIBOR Rate Portion on a date other than the date on which its associated LIBOR Rate Interest Period expires may result in a funding loss for which the Borrower will owe the Lender an indemnity payment pursuant to Section 2.4 hereof.

2.4. YIELD PROTECTION.

2.4a ILLEGALITY. If any change subsequent to the Closing Date in any Law or in the interpretation or application thereof by any Governmental Authority or in the compliance with any guideline or request from any Governmental Authority, shall make it unlawful for the Lender to maintain or give effect to its obligations as contemplated under the Revolving Credit Commitment, the Lender shall notify the Borrower in writing of its determination of such unlawfulness and an explanation thereof. Thereafter, the Lender's obligation to make available any further Loans hereunder shall forthwith be cancelled and the Borrower, within thirty (30) days, or within such longer period as may be allowed by Law, if any, shall repay to the Lender the outstanding principal amount of all Loans, together with interest thereon to the date of repayment and all other outstanding Fees and other Obligations, if any, due as of the date of termination; provided, however, that the Lender's obligations which are lawful, if severable from those which are unlawful, shall continue, and with respect to those obligations, this Agreement shall not terminate.

2.4b CHANGE IN LAW. If any Law issued after the Closing Date (including, without limitation, Regulation D, or if any change on or after the Closing Date in any Law (including, without limitation, Regulation D) or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall

        (i) subject the Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind under this Agreement (other than any tax imposed or based upon the income of the Lender and payable to any Governmental Authority in the United States of America, any state or any municipality thereof); or

        (ii) change the basis of taxation of the Lender with respect to payments of principal or interest or other amounts due under this Agreement (other than any change which affects, and only to the extent that it affects, the taxation by the United States, any state or any municipality thereof based upon the income of the Lender); or

        (iii) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by the Lender with respect to this Agreement (other than such requirements which result solely from a change in the credit quality of the Borrower or which are included in the determination of the applicable rate of interest hereunder); or

        (iv) impose upon the Lender any other obligation or condition with respect to this Agreement, and the result of any of the foregoing is to increase the cost to the Lender, to decrease the yield to the Lender with respect to the Loans, to reduce the income receivable by the Lender or to impose any expenses upon the Lender with respect to the Loans by an amount which the Lender reasonably deems material, then and in any such case:

                (A) the Lender shall promptly notify the Borrower of the happening of such event;

                (B) the Borrower shall pay to the Lender, within five (5) Business Days of written demand, such amount as will compensate the Lender for such additional cost or reduced amount, calculated from the date of the notification by the Lender; and

                (C) the Borrower may pay to the Lender the affected Loan in full without the payment of any additional amount other than on account of the Lender's out-of-pocket losses (including funding losses, if any, as provided in Section 2.4c below) not otherwise provided for in subparagraph (B) immediately above.

The Lender shall present to the Borrower a certificate setting forth such increased cost or reduced amount. Such certificate shall set forth in reasonable detail the calculation of the amount due and the Lender's reasons for invoking the provisions of this Section 2.4b. Such certificate shall be evidence of the amount due thereunder except in the case of manifest error in computation.

2.4c INDEMNIFICATION. The Borrower agrees to indemnify the Lender, on demand, against any loss or expense (including loss of profit) which the Lender may sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain such LIBOR Rate Portions or any part thereof as a consequence of (i) the failure of the Borrower to make a payment on the due date thereof, (ii) the failure of the Borrower to borrow under, convert to or renew under the LIBOR Rate Option on the proposed effective date of such borrowing, conversion or renewal, or (iii) the payment, prepayment or conversion by the Borrower of any LIBOR Rate Portions for any reason on a day other than the last day of the applicable LIBOR Rate Interest Period. The Lender's determination of an amount payable under this Subsection 2.4c shall be evidence of such amount absent manifest error.

2.5 SPECIAL PROVISIONS RELATING TO THE LIBOR RATE OPTION.

2.5a LIBOR RATE UNASCERTAINABLE. In the event that on any date on which a LIBOR Rate Option would otherwise be set, the Lender shall have determined (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate, reasonable means do not exist for ascertaining the LIBOR Rate, the Lender shall give prompt notice of such determination to the Borrower. Until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist (which notice shall be given promptly following receipt of knowledge thereof by the Lender), the right of the Borrower to borrow under, convert to or renew the LIBOR Rate Option shall be suspended. Any notice of borrowing under, conversion to or renewal of the LIBOR Rate Option which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount therein specified.

2.5b INABILITY TO OFFER LIBOR RATE. In the event that the Lender shall determine, in its sole discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to such LIBOR Rate Portions which would enable the Lender to fund such LIBOR Rate Portions, then the Lender shall notify the Borrower that the right of the Borrower to borrow under, convert to or renew the LIBOR Rate Option, shall be suspended. Such notice shall set forth in reasonable detail the Lender's reasons for invoking the provisions of this Section 2.5b. Following notification of the suspension of the LIBOR Rate Option with respect to the Lender, the Borrower agrees to negotiate with the Lender for a modified or alternative fixed rate of interest, which will allow the Lender to realize its anticipated and bargained-for yield. In the event that the Borrower and the Lender cannot agree on a modified or alternative fixed rate of interest, any notice of borrowing under, conversion to or renewal of the LIBOR Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount specified therein attributable to the Lender.

2.5c ILLEGALITY. If the Lender shall determine in good faith (which determination shall be final and conclusive) that compliance with any Law (whether or not having the force of law) or the interpretation or application thereof by any Governmental Authority, has made it unlawful for the Lender to make or maintain the Loans under the LIBOR Rate Option, the Lender shall give notice of such determination to the Borrower, which notice shall set forth in reasonable detail the Lender's reasons for invoking the provisions of this
Section 2.5c. Notwithstanding any provision of this Agreement to the contrary, unless and until the Lender shall have given notice to the Borrower that the circumstances giving rise to such determination no longer apply (which notice shall be given promptly following receipt of knowledge thereof by the Lender):

        (i) with respect to any LIBOR Rate Interest Periods thereafter commencing, interest with respect to an amount equal to the corresponding LIBOR Rate Portion shall be computed and payable under the Base Rate Option; and

        (ii) on such date, if any, as shall be required by law, an amount equal to any LIBOR Rate Portion, as the case may be, then outstanding shall be automatically converted to the Base Rate Option and the Borrower shall pay to the Lender the accrued and unpaid interest on such amounts to (but not including) such conversion date.

The Borrower shall pay the Lender any additional amounts reasonably necessary to compensate the Lender for any costs incurred by the Lender as a result of any conversion pursuant to clause (ii) above which occurs on a day other than the last day of the relevant LIBOR Rate Interest Period, including, but not limited to, any interest or fees payable by the Lender to lenders of funds obtained by it to loan or maintain the lending of the Loans so converted. The Lender shall furnish to the Borrower a certificate as to the amount necessary to compensate it for such costs, which certificate shall set forth in reasonable detail the calculation of the amount due. Such certificate shall constitute conclusive evidence of the amount due thereunder absent any manifest error in computation. The Borrower shall pay such amount to the Lender, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

2.5d CALCULATION OF INTEREST AND REVOLVING CREDIT COMMITMENT FEE. Interest and the Revolving Credit Commitment Fee shall be calculated on the basis of the actual number of days elapsed, using a year of 360 days.

2.6 CAPITAL ADEQUACY. If (i) any adoption of or any change in or in the interpretation of any Law, (ii) compliance with any Law of any Governmental Authority exercising control over banks or financial institutions generally or any court (whether or not having the force of law), or (iii) any change in the force or effectiveness of the regulations set forth at 12 C.F.R. Part 3 (Appendix A), 12 C.F.R. Part 208 (Appendix A), 12 C.F.R. Part 225 (Appendix A) or 12 C.F.R. Part 325 (Appendix A) affects or would affect the amount of capital required or expected to be maintained by the Lender (a "CAPITAL ADEQUACY EVENT"), and the result of such Capital Adequacy Event is to reduce the rate of return on the Lender's capital as a consequence thereof to a level below that which the Lender could have achieved but for such Capital Adequacy Event, taking into consideration the Lender's policies with respect to capital adequacy, by an amount which the Lender deems to be material, the Lender shall deliver to the Borrower a statement of the amount necessary to compensate the Lender for the reduction in the rate of return on its capital attributable to the Loans and the commitment hereunder (the "CAPITAL COMPENSATION AMOUNT"). The Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Such amount shall be due and payable by the Borrower to the Lender ten (10) Business Days after such notice is given by the Lender.

2.7 UTILIZATION OF COMMITMENTS IN OPTIONAL CURRENCIES.

2.7a PERIODIC COMPUTATIONS OF DOLLAR EQUIVALENT AMOUNTS OF LOANS OUTSTANDING. The Lender will determine the Dollar Equivalent amount of (i) proposed Loans to be denominated in an Optional Currency as of the date of the requested disbursement, (ii) outstanding Loans denominated in an Optional Currency as of the last Business Day of each month, and (iii) outstanding Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii) a "COMPUTATION DATE").

2.7b NOTICE FROM LENDER THAT OPTIONAL CURRENCIES ARE UNAVAILABLE TO FUND NEW LOANS. The Lender shall be under no obligation to make the Loans requested by the Borrower which are denominated in an Optional Currency if the Lender notifies the Borrower by 12:00 noon (Eastern time) one (1) Business Day prior to the borrowing or issuance date for such Loan that the Lender cannot provide such Loan in such Optional Currency. If the Borrower receives a notice described in the preceding sentence, the Borrower may, by notice to the Lender not later than 5:00 P.M. (Eastern time) one (1) Business Day prior to the borrowing or issuance date for such Loan, withdraw the Loan Request for such Loan. If the Borrower withdraws such Loan Request, the Lender shall not make such Loan. If the Borrower does not withdraw such Loan Request before such time, (i) the Borrower shall be deemed to have requested that the Loans referred to in its Loan Request shall be made in Dollars in an amount equal to the Dollar Equivalent amount of such Loans.

2.7c NOTICES FROM LENDER THAT OPTIONAL CURRENCIES ARE UNAVAILABLE TO FUND RENEWALS OF LIBOR RATE OPTION LOANS. If the Borrower delivers a Loan Request requesting that the Lender renew the LIBOR Rate Option with respect to an outstanding Portion of Loans denominated in an Optional Currency, the Lender shall be under no obligation to renew such LIBOR Rate Option if the Lender delivers to the Borrower notice by 12:00 noon (Eastern time) one (1) Business Day prior to effective date of such renewal that the Lender cannot continue to provide Loans in such Optional Currency. If the Lender shall have so notified the Borrower that any such continuation of Loans denominated in an Optional Currency issued in an Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Loans denominated in an Optional Currency shall be re-denominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Loans denominated in an Optional Currency. The Lender will promptly notify the Borrower of any such re-denomination, and in such notice, the Lender will state the aggregate Dollar Equivalent amount of the re-denominated Loans denominated in an Optional Currency issued in an Optional Currency as of the Computation Date with respect thereto.

2.7d REQUESTS FOR ADDITIONAL OPTIONAL CURRENCIES. The Borrower may deliver to the Lender a written request that Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specifically identified in the definition of "Optional Currency"; provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars, available to the Lender in the applicable interbank market, meet the definition of "Optional Currency", as defined herein, and otherwise be acceptable to the Lender in its discretion. The Lender may grant or accept such request in its sole discretion. The Lender will promptly notify the Borrower of its acceptance or rejection of the Borrower's request.

2.7e OPTIONAL CURRENCY FEE. The Borrower shall pay to the Lender in Dollars the Lender's fees which are then in effect with respect to Loans denominated in an Optional Currency as the Lender may generally charge or incur in connection with the funding, maintenance, modification (if any), negotiation, and administration of Loans denominated in an Optional Currency.

2.7f CURRENCY REPAYMENTS. Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for the Borrower to effect payment of a Loan in the Optional Currency in which such Loan was made, or if the Borrower defaults in its obligation to do so, the Lender may at its option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of the Lender, or (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Lender may solely at its option designate. Upon any events described in items (i) through (iii) of the preceding sentence, the Borrower shall make such payment and the Borrower agrees to hold the Lender harmless from and against any loss incurred by the Lender arising from the cost to the Lender of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrower hereunder, the Borrower's obligations under this Section 2.7f shall survive termination of this Agreement.

2.7g OPTIONAL CURRENCY AMOUNTS. Notwithstanding anything contained herein to the contrary, the Lender may, with respect to notices by the Borrower for Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Revolving Credit Advance, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Lender shall promptly notify the Borrower of such rounded amounts and the Borrower's request or notice shall thereby be deemed to reflect such rounded amounts.

2.7h CURRENCY FLUCTUATIONS. If on any Computation Date the sum of the Dollar Equivalent of all Loans is greater than the Revolving Credit Commitment, as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Lender shall notify the Borrower of the same. Within two (2) Business Days after receiving such notice, the Borrower shall pay or prepay (subject to the Borrower's indemnity obligations under this Agreement) Loans denominated in an Optional Currency issued in an Optional Currency in amounts such that the sum of the Dollar Equivalent of all Loans does not exceed the Revolving Credit Commitment, all after giving effect to such payments or prepayments.

2.7i INTERBANK MARKET PRESUMPTION. For all purposes of this Agreement and the Revolving Credit Note with respect to any aspects of the LIBOR Rate, any Loan under the LIBOR Rate Option or any Optional Currency, the Lender and the Lender shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the applicable interbank market regardless whether it did so or not; and the Lender's determination of amounts payable under, and actions required or authorized by this Agreement shall be calculated, at the Lender's option, as though the Lender funded each Portion of Loans under the LIBOR Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the LIBOR Rate applicable to such Loans, whether in fact that is the case.

2.7j JUDGMENT CURRENCY.

        (i) CURRENCY CONVERSION PROCEDURES FOR JUDGMENTS. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Revolving Credit Note in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

        (ii) INDEMNITY IN CERTAIN EVENTS. The obligation of the Borrower in respect of any sum due from the Borrower to the Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by the Lender of any sum adjudged to be so due in such Other Currency, the Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify the Lender against such loss.

2.8 FEES.

2.8a REVOLVING CREDIT COMMITMENT FEE. The Borrower agrees to pay to the Lender on March 31, 1999 and quarterly thereafter to and including the Revolving Credit Termination Date, a Revolving Credit Commitment Fee calculated at the rate of 1/4 of 1% per annum on the average daily (computed at the opening of business) unused amount of the Revolving Credit Commitment for the quarter then ending; provided, that the first payment shall be calculated for the period beginning on the Closing Date and ending on March 31, 1999. All payments of the Revolving Credit Commitment Fee shall be deemed fully earned when paid and shall be nonrefundable.

2.8b FACILITY FEE. The Borrower shall pay to the Lender prior to or simultaneously with the first advance hereunder the Facility Fee in the amount of $20,000, which shall be fully earned when paid and non-refundable.

2.8c LATE FEES. The Lender shall have the right to assess a late fee if any principal, interest, fees or other amounts due under the Loan Documents are not paid within ten (10) days of their due date. Such late fee shall be in an amount equal to the greater of $20.00 or one percent (1%) of the amount not timely paid.

2.9 LOAN ACCOUNT. The Lender shall open and maintain on its books records relating to the Loans made, repayments, prepayments, the computation and payment of interest and the Fees and the computation of other amounts due and sums paid to the Lender pursuant hereto. Except in the case of manifest error in computation, such records shall be presumed to be conclusive and binding on the Borrower as to the amount at any time due to the Lender from the Borrower pursuant hereto.

2.10 TIME, PLACE AND MANNER OF PAYMENTS. All payments to be made by the Borrower under any of the Loan Documents shall be made at the principal office of the Lender at 20 Stanwix Street, Pittsburgh Pennsylvania and shall be paid in Dollars in immediately available funds no later than 12:00 noon (Eastern time) on the date such payment is due. If the date on which any payment is due is not a Business Day such payment shall be due and payable on the next succeeding day which is a Business Day and interest shall accrue on any principal amount of such a payment until the date on which such principal amount is paid.

2.11 PAYMENT FROM ACCOUNTS MAINTAINED BY THE BORROWER. In the event that any payment of principal, interest, Fees or any other amount due the Lender under any of the Loan Documents is not paid when due, the Lender is hereby authorized to effect such payment by debiting any demand deposit account of the Borrower maintained with the Lender. This right of debiting accounts of the Borrower is in addition to any right of set-off accorded the Lender hereunder or by operation of law.

2.12 ALL OBLIGATIONS TO CONSTITUTE ONE OBLIGATION. All Obligations shall constitute one general obligation of the Borrower, and shall be secured by the Lender's security interest in and lien upon all of the Collateral of the Borrower and by all other security interests and liens heretofore, now or at any time or times hereafter granted by the Borrower to the Lender.


ARTICLE III. REPRESENTATIONS AND WARRANTIES

        To induce the Lender to enter into this Agreement and to make the Loans herein provided for, the Borrower hereby makes the following representations and warranties to the Lender, all of which shall be continuing in nature and shall survive the execution and delivery of this Agreement and the making of the
Loans:

3.1 CORPORATE EXISTENCE. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its activities or the ownership of its properties makes such qualification or licensing necessary.

3.2 CAPITALIZATION; SUBSIDIARIES. The authorized capital stock of the Borrower consists of 25,000,000 shares of common stock, of which 11,563,069 are issued and outstanding as of December 10, 1998, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. The Borrower has no Subsidiaries or ownership interests in any Person except for those set forth on
Schedule 3.2.

3.3 POWER AND AUTHORITY. The Borrower has the lawful power to own or lease its properties and to engage in the business it now conducts or proposes to conduct. The Borrower is duly authorized to execute, deliver and perform the terms and provisions of the Loan Documents and to incur the Obligations. All corporate action necessary to authorize the execution, delivery and performance the Loan Documents and to incur the Obligations has been properly taken by the Borrower. The Borrower is and will continue to be duly authorized to borrow hereunder and to perform all of the terms and provisions of the Loan Documents.

3.4 VALIDITY; BINDING EFFECT AND ENFORCEABILITY. The Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by the availability of equitable remedies.

3.5 NO CONFLICT. The execution and delivery of the Loan Documents by the Borrower, and the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by it, do not and will not conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Borrower's articles or certificate of incorporation, by-laws, (ii) any Law or (iii) any material agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, or will result in the creation or enforcement of any Lien whatsoever upon any property, whether now owned or hereafter acquired, of the Borrower.

3.6 GOVERNMENTAL APPROVALS. The Borrower has all requisite power and authority and has received all Governmental Approvals from all Governmental Authorities required in connection with (i) the ownership, construction, operation and maintenance by it of its properties and the conduct of its present and proposed businesses, and (ii) the execution, delivery and performance by it of the Loan Documents. All such Governmental Approvals have been validly issued and are in full force and effect, and all fees and other amounts owed by the Borrower with respect thereto have been paid in full. No order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with any Governmental Authority, or the exemption by any such Governmental Authority, is required to authorize, or is required in connection with, the execution, delivery, performance, legality, binding effect or enforceability of any of the Loan Documents.

3.7 FINANCIAL STATEMENTS. The Borrower has delivered to the Lender its audited consolidated financial statements for the fiscal year ended April 30, 1998 and its unaudited quarterly consolidated financial statements for the fiscal quarter ended October 31, 1998. Such financial statements are complete and correct, subject to year-end adjustments, and fairly present the financial condition of the Borrower and the results of its operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Borrower has no material liabilities, whether direct or indirect, fixed or contingent, and no liability for taxes, long-term leases or unusual forward or long-term commitments as of the date of such financial statements which are not reflected in such financial statements or in the notes thereto.

3.8 MATERIAL ADVERSE CHANGE. Since the date of the most recent financial statements delivered to the Lender, there has been no Material Adverse Change and there have been no events or developments that individually or in the aggregate have had a Material Adverse Effect.

3.9 LITIGATION. There are no actions, suits, proceedings, investigations or governmental proceedings pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its businesses, operations or properties, at law or in equity, the results of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which purport to restrain or enjoin (temporarily, preliminarily or permanently) the performance by the Borrower of any action contemplated by any Loan Document. All pending and, to the Borrower's knowledge, threatened, actions, suits, proceedings and investigations affecting the Borrower are described on Schedule 3.9.

3.10 COMPLIANCE WITH LAWS. The Borrower is in compliance with, and its properties, business operations and leaseholds are in compliance with, all Laws applicable to the Borrower, its properties and the conduct of its businesses.

3.11 MATERIAL CONTRACTS. Schedule 3.11 lists all material contracts (other than labor, collective bargaining and employment agreements, which are described in
Section 3.12 below) relating to the business operations of the Borrower. All such material contracts are valid, binding and enforceable upon the Borrower and, to the best of the Borrower's knowledge, each of the other parties thereto in accordance with their respective terms. The Borrower is not in default of any such material contract, and there is no default thereunder, to the Borrower's knowledge, with respect to parties other than the Borrower. Additionally, the Borrower is not in violation of any term or provision of its articles or certificate of incorporation or by-laws.

3.12 LABOR AND EMPLOYMENT MATTERS. Except as set forth on Schedule 3.12, the Borrower is not a party to any employment agreement, labor contract or collective bargaining agreement. All such agreements are valid, binding and enforceable upon the Borrower and, to the best of the Borrower's knowledge, each of the other parties thereto in accordance with their respective terms. The Borrower is not in default of any material provision of any such agreement, and there is no default thereunder, to the Borrower's knowledge, with respect to parties other than the Borrower. There are no strikes, work stoppages, material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. Except as set forth on Schedule 3.12, the Borrower has not, within the two-year period preceding the date hereof, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Law. Any action taken by the Borrower which constituted or resulted in such a "plant closing" or "mass layoff" has complied in all material respects with such Act or any similar applicable Law. The procedures by which the Borrower has hired or will hire its employees comply and will comply in all respects with each labor or collective bargaining agreement to which the Borrower is a party and all applicable Laws.

3.13 CONDITION OF AND TITLE TO ASSETS; STATUS OF LEASES. The Borrower has good title to its properties, assets and leases. As of the date hereof none of the assets of the Borrower are subject to any Lien except for existing Permitted Liens. All of the assets and properties of the Borrower that are necessary for the operation of its businesses are in good working condition, ordinary wear and tear excepted, and are able to serve the functions for which they are currently being used. The Borrower is not in default under, and to the best of its knowledge no other party thereto is in default under, any lease to which the Borrower is a party.

3.14 TAX RETURNS AND MATTERS. The Borrower has filed all Federal, state, local and other tax returns required by law to be filed. The Borrower has paid all taxes, assessments and other governmental charges levied upon the Borrower or any of its properties, assets, income or franchises which are due and payable, other than (i) those presently payable without penalty or interest, (ii) those which are being contested in good faith by appropriate proceedings which are being diligently conducted and (iii) those which, if not paid, would not in the aggregate have a Material Adverse Effect; and as to each of items (i), (ii) and
(iii), the Borrower has set aside on its books reserves for such taxes, assessments or other governmental charges as are determined to be adequate by application of GAAP consistently applied. The charges, accruals and reserves on the books of the Borrower in respect of Federal, state, local and other taxes and assessments for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state, local or other taxes for any such fiscal period or any basis therefor relating to the Borrower.

3.15 INTELLECTUAL PROPERTY. To the knowledge of the Borrower, and except where no Material Adverse Change would be likely to occur as a result, (i) the Borrower and its Subsidiaries own or license all of the material Intellectual Property necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto; and no slogan or other advertising device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by the Borrower or a Subsidiary infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened; and no patent, invention, device or application, and no Law, standard or code involving the Borrower's or any Subsidiary's Intellectual Property is pending or, to the knowledge of the Borrower, proposed.

3.16 INSURANCE. The Borrower and each of its Subsidiaries currently maintains insurance which meets or exceeds the requirements of Section 4.6 and the applicable insurance requirements set forth in the other Loan Documents, and such insurance is provided by reputable and financially sound insurers and is of such types and at least in such amounts as are customarily carried by, and insures against such risks as are customarily insured against, by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrower or such Subsidiary, as applicable. All of such insurance policies are valid and in full force and effect. No notice has been given or claim made, and, to the Borrower's knowledge, no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby.

3.17 NO DEFAULTS. No Default or Event of Default has occurred or exists.

3.18 PLANS AND BENEFIT ARRANGEMENTS. To the Borrower's knowledge:

        (i) The Borrower and each ERISA Affiliate are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction or Reportable Event with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any ERISA Affiliate. The Borrower and each ERISA Affiliate have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each ERISA Affiliate (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

        (ii) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

        (iii) Neither the Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any material Withdrawal Liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has been notified by a Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

3.19 MARGIN STOCK. The Borrower is not engaged in the business of purchasing or selling margin stock or extending credit to others for the purpose of purchasing or carrying margin stock (as defined in Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System). No Loan will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or for any other purpose which would violate or be inconsistent with any of the regulations of the Board of Governors of the Federal Reserve System.

3.20 INVESTMENT COMPANY ACT. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company", as those terms are defined in such Act, and shall not become such an "investment company" or under such "control".

3.21 PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

3.22 SENIOR DEBT STATUS. From and after the Closing Date, all Obligations outstanding under the Loan Documents will constitute senior Indebtedness of the Borrower and will rank at least pari passu in priority of payment with all other Indebtedness owed by the Borrower from time to time, except as otherwise specifically permitted herein.

3.23 FULL DISCLOSURE. No Loan Document or other document, certificate or statement furnished to the Lender by or on behalf of the Borrower pursuant to the Loan Documents contain any untrue statement of a material fact. There is no fact known to the Borrower which with the giving of notice, the passage of time or both would constitute a Material Adverse Change.

3.24 YEAR 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 problem. The Year 2000 Problem will not result in a Material Adverse Change.

ARTICLE IV. AFFIRMATIVE COVENANTS

        From the date hereof and thereafter until the Termination Date, the Borrower agrees, for the benefit of the Lender, that it will comply with each of the following affirmative covenants:

4.1 USE OF PROCEEDS. Proceeds of the Loans will be used only by the Borrower and its Subsidiary, Ansoft Japan, for the purpose of funding the Asian operations of the Borrower and Ansoft Japan, and for general corporate purposes.

4.2 FURNISHING FINANCIAL STATEMENTS AND OTHER INFORMATION.

4.2a QUARTERLY FINANCIAL STATEMENTS. The Borrower will furnish to the Lender, as soon as practicable but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters in each fiscal year of the Borrower, (i) a consolidated balance sheet, as at the close of such fiscal quarter and (ii) a consolidated statement of income, retained earnings and cash flow, each report to be for both the fiscal quarter most recently completed and for the period from the beginning of the fiscal year to the date of such report, together with figures in comparative form, as applicable for the corresponding date or period, as the case may be, one year prior thereto. All such items shall be prepared on a consolidated basis in accordance with GAAP consistently applied. Each such report shall be certified, subject to ordinary and usual year end adjustments, as true, complete and correct by the Chief Executive Officer, President or Chief Financial Officer of the Borrower.

4.2b ANNUAL FINANCIAL STATEMENTS. The Borrower will furnish to the Lender, as soon as practicable but in any event within ninety (90) days after the end of each fiscal year, copies of the Borrower's annual audited financial statements which shall include (i) a balance sheet and a statement of income, retained earnings and cash flow. All such items shall be (x) prepared on a consolidated basis in accordance with GAAP consistently applied and (y) certified by an independent public accounting firm selected by the Borrower and reasonably satisfactory to the Lender. Such annual financial statements shall be certified as true, complete and correct by the Chief Executive Officer, President or Chief Financial of the Borrower.

4.2c COMPLIANCE CERTIFICATE. Simultaneously with the delivery of each set of annual and quarterly financial statements referred to in Sections 4.2a and 4.2b, the Borrower shall deliver to the Lender an executed, completed Compliance Certificate.

4.2d BORROWING BASE CERTIFICATE. The Borrower will furnish to the Lender, as soon as practicable but in any event within fifteen (15) Business Days after the end of each month, and simultaneously with each Loan Request, a borrowing base certificate, signed by an Authorized Officer, and detailing then outstanding Optional Currency Loans, with Collateral values adjusted for the 70% advance rate described in Section 2.1a, for the purpose of enabling the Lender to test collateral coverage of total outstanding Revolving Credit Advances valued in Dollars. For purposes of this borrowing base certificate, the exchange rate to be used will be either (i) the spot rate as published in the Wall Street Journal as of the next Business Day after the last Business Day of each such month, or
(ii) the spot rate, as quoted by the Bank if the Borrowing Base Certificate is being submitted to request a Revolving Credit Advance, on the Business Day of receipt of the request. For purposes of determining the value of the Collateral, the value given to the Collateral will be the amount shown in the NatCity Investments, Inc. monthly account statement for the Collateral.

4.2e ANNUAL BUDGET; QUARTERLY FORECASTS. The Borrower shall deliver to the Lender, on or prior to July 31 of each year, for the Borrower's fiscal year beginning on the immediately preceding May 1, its annual budget, which shall contain quarterly forecasts.

4.2f INFORMATION CONCERNING ACQUISITIONS, ETC. The Borrower shall promptly deliver to the Lender all information reasonably requested, as determined mutually by the Borrower and the Lender, in connection with any purchase or sale of assets or equity interests, mergers, acquisitions, consolidations, business combinations, joint ventures, formation or acquisition of Subsidiaries which involves either a purchase or sale price of $2,000,000 or more individually, or which involve either purchase or sale prices of $5,000,000 in the aggregate in any one fiscal year. The Borrower shall also deliver to the Lender updated annual budgets and quarterly forecasts reflecting any of the foregoing events, promptly upon request by the Lender.

4.2g OTHER REPORTS, INFORMATION AND NOTICES. The Borrower shall deliver to the Lender the following additional notices, reports and information:

        (i) NOTICE OF DEFAULTS AND MATERIAL ADVERSE CHANGES. Promptly after any Authorized Officer of the Borrower has learned of the occurrence or existence of a Default or Event of Default, or an event or set of circumstances which has had or which may have a Material Adverse Effect or which has caused or which may cause a Material Adverse Change, telephonic notice thereof specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five (5) Business Days by an Authorized Officer.

        (ii) NOTICE OF BREACH, REVOCATION, ETC. OF MATERIAL CONTRACT. Promptly after any Authorized Officer of the Borrower has learned of the occurrence or existence of a default by any party, including the Borrower, to any contract to which the Borrower is a party, or the actual or threatened termination, revocation or non-renewal of any such contract, which has resulted in or is reasonably likely to result in a Material Adverse Change, telephonic notice of any such default or other event, specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or propose to take with respect thereto, which notice shall be promptly confirmed in writing within two (2) Business Days by an Authorized Officer.

        (iii) NOTICE OF LITIGATION AND CHANGES TO LITIGATION. (A) Promptly after the commencement or threat thereof, written notice of any action, suit, proceeding or investigation by, against or which is reasonably likely to materially affect the Borrower, any Governmental Approval, any of the Collateral or the Borrower' title thereto, or any of the Borrower's material contracts, before any Governmental Authority, court or arbitrator and (B) promptly after any Authorized Officer has notice thereof, written notice of any decision, ruling, judgment, appeal, reversal or other significant action or development in connection with any existing action, suit, proceeding or investigation before any Governmental Authority which would or could reasonably be expected to result in a Material Adverse Change.

        (iv) CHANGE OF CONTROL. The Borrower shall promptly notify the Lender of any actual, pending or threatened Change of Control.

        (v) ERISA REPORTS. (A) As soon as possible, and in any event no later than notification of the PBGC, of any Reportable Event, (other than Reportable Events for which the 30 day advance notice requirement to the PBGC has been waived pursuant to PBGC regulation sections 2615.1 et seq.) regarding any of the Plans and action which is proposed to be taken with respect thereto, (B) promptly upon any request by the Lender, copies of each annual and other report with respect to each Plan filed with the United States Secretary of Labor or the PBGC, (C) promptly after receipt thereof, a copy of any notice the Borrower or any member of a "controlled group of corporations", as that term is defined in
Section 1563 of the Internal Revenue Code, of which the Borrower is a member may receive from the PBGC relating to the intention of the PBGC (1) to terminate any Plan or (2) to appoint a trustee to administer any such Plan, and (D) promptly upon request by the Lender, any other information relating to the Borrower's or any ERISA Affiliate's Plans or Benefit Arrangements; provided, that the Borrower's obligation to deliver the notices, reports and other information required by this paragraph (v) shall be limited to notices, reports and other information relating to matters which may result in a Material Adverse Change.

        (vi) AUDITOR'S REPORTS. As soon as practicable after they have become available, copies of all other reports and management letters submitted to the Borrower by its accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants.

        (vii) REPORTS TO SHAREHOLDERS. As soon as practicable after they have become available, all reports, notices and proxy statements sent by the Borrower to its shareholders.

        (viii) SECURITIES REPORTS. As soon as practicable after they have become available, all regular and periodic reports, if any, filed by the Borrower with the Securities and Exchange Commission or any Governmental Authority succeeding to any of the functions of the Securities and Exchange Commission or any similar or corresponding board, bureau or agency, or to any state securities commission.

        (ix) CHANGE OF NAME OR ADDRESS. Promptly (but no more than 30 days after any change), notice of any change in the Borrower's name or any change to the locations of its principal place of business, records, offices, registered office or Collateral.

        (x) CASUALTY OR CONDEMNATION; INSURANCE. Promptly after any such occurrence, notice of any material casualty loss to any of its properties, any material condemnation proceeding affecting any of its real properties, or any cancellation or non-renewal of any insurance required to be maintained pursuant to the Loan Documents.

        (xi) CHANGES TO ORGANIZATIONAL DOCUMENTS OR FISCAL YEAR. Promptly, notice of any change to its fiscal year, and notice (with copies) of any material change to any of its organizational or formation documents.

        (xiii) LOAN AND ADVANCES. Simultaneously with the delivery of the quarterly financial statements required to be delivered pursuant to Subsection 4.2a, notice of (A) any loan or advance made by the Borrower during such quarter in the amount of $250,000 or more, and (B) the total outstanding amount of all loans and advances made by the Borrower if at any time such total amount exceeds $500,000. The $500,000 amount referred to in the previous sentence shall be re-set to zero at the beginning of each fiscal year of the Borrower, so that the Borrower will be required to notify the Bank each time the $500,000 threshold is reached in each fiscal year.

4.2h GENERAL INFORMATION; ACCESS TO PROPERTIES AND RECORDS. The Borrower shall deliver to the Lender such additional financial statements, reports, financial projections, tax returns, reports to Governmental Authorities and other information, whether or not financial in nature, as to which the Lender and the Borrower mutually agree; provided, that after the occurrence and during the continuance of an Event of Default, the Borrower shall deliver to the Lender all of the foregoing information that is reasonably requested by the Lender from time to time. The Borrower will permit the Lender and its designated employees and Lenders to have access, at any time and from time to time, upon reasonable notice (except, however, that no notice need be given at any time when a Default or Event of Default exists) and during normal business hours, to any of its properties, to examine and make copies of its books of record and account and such reports and returns as the Borrower may file with any Governmental Authority, and to discuss any of the Borrower's affairs and accounts with, and be advised about them by, the officers and accountants of the Borrower.

4.2i ACCOUNTING SYSTEM; BOOKS AND RECORDS. The Borrower shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books all such proper reserves as shall be required by GAAP. The Borrower shall maintain proper books of record and account in accordance with sound accounting practice in which full, true and correct entries shall be made of all of its properties, assets, dealings and business affairs.

4.3 PRESERVATION OF EXISTENCE; QUALIFICATION. At its own cost and expense, the Borrower will do all things necessary to preserve and keep in full force and effect its corporate existence and qualifications under the laws of the state of its incorporation or formation and each state where, due to the nature of its activities or the ownership of its properties, qualification to do business is required.

4.4 COMPLIANCE WITH LAWS, CONTRACTS AND LICENSES; CONTINUANCE OF BUSINESS. The Borrower shall comply with all applicable Laws. The Borrower shall comply with all material provisions of each material contract and agreement to which it is a party or subject, or by which it is bound. The Borrower shall maintain in full force and effect all Governmental Approvals and other material agreements which are necessary for the ownership of its properties and the operation of its business and in compliance with all applicable Laws. The Borrower's obligation to comply with this Section 4.4 shall be limited to the extent that any such obligation is being contested in good faith by the Borrower, in accordance with appropriate proceedings, and as to which any reserves, as required by GAAP, have been established.

4.5 PAYMENT OF TAXES AND OTHER LIABILITIES. The Borrower shall promptly pay and discharge all obligations, accounts, liabilities, taxes, assessments and governmental charges and levies owed by it or levied upon it or upon its income, profits or property; provided, however, that for purposes of this Agreement, and if such nonpayment would not have a Material Adverse Effect, the Borrower shall not be required to pay any tax, assessment, charge or levy (i) which the Borrower deems to be unlawful or excessive in whole or in part, (ii) the payment of which is being contested in good faith by appropriate proceedings, and (iii) as to which the Borrower shall have set aside on its books reserves for such claim as are adequate by the application of GAAP consistently applied.

4.6 INSURANCE. The Borrower will keep and maintain adequate insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses similarly situated and owning, leasing or operating similar properties. The Borrower will furnish to the Lender upon request evidence of insurance, satisfactory to the Lender, setting forth, inter alia, the names of the insurance companies and the dates of expiration of the policies and risks covered thereby.

4.7 MAINTENANCE OF LEASES. The Borrower shall maintain in full force and effect all leases for its real properties, and all other leases for personal property, which are necessary to the conduct of the Borrower's business except where the failure to comply with this provision would not be likely to result in a Material Adverse Change.

4.8 MAINTENANCE OF INTELLECTUAL PROPERTY. The Borrower shall and shall cause each of its Subsidiaries to maintain in full force and effect all Intellectual Property and rights relating thereto, necessary for the ownership and operation of its properties and business, except where the failure to comply with this provision would not be likely to result in a Material Adverse Change.

4.9 PLANS AND BENEFIT ARRANGEMENTS. The Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Internal Revenue Code and all other applicable Laws which are applicable to Plans and Benefit Arrangements.

4.10 FURTHER ASSURANCES. At any time and from time to time, upon the Lender's request, the Borrower shall make, execute and deliver, or cause to be made, executed and delivered, to the Lender, and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by the Lender, any and all such further Security Documents as the Lender may consider necessary in order to effectuate, complete, or perfect or to continue and preserve the obligations of the Borrower under the Loan Documents and the Liens created thereby. The Borrower irrevocably designates, makes, constitutes and appoints the Lender as Borrower's true and lawful attorney such that upon any failure by the Borrower to do so, the Lender may make, execute, record, file, re-record or refile any and each such Security Document, instrument, certificate and document for and in the name of the Borrower as its attorney in fact.


ARTICLE V. NEGATIVE COVENANTS

        From the date hereof and thereafter until the Termination Date, the Borrower agrees, for the benefit of the Lender, that it will comply with each of the following negative covenants:

5.1 LIENS; NEGATIVE PLEDGE. The Borrower shall not create, assume, incur, suffer or permit to exist any Lien upon any of the Collateral. The Borrower shall not, and shall not permit any Domestic Subsidiary to, create, assume, incur, suffer or permit to exist any Lien upon any of its Accounts or Intellectual Property, nor acquire nor agree to acquire any Accounts or Intellectual Property subject to any Lien, except for Permitted Liens (including without limitation Liens on the Borrower's properties as of the Closing Date which are listed on Schedule 5.1 hereto). The Borrower shall not, and shall not permit any Domestic Subsidiary to, agree for the benefit of any Person (other than the Lender) not to grant Liens on any of its Accounts or Intellectual Property.

5.2 DISPOSAL OF ASSETS. The Borrower shall not (i) abandon, sell, lease, transfer, discount or otherwise dispose of all or a substantial part of its assets or (ii) directly or indirectly enter into an agreement or arrangement whereby the Borrower shall sell or transfer all or a substantial part of its assets and thereafter rent or lease such property; provided, however that the Borrower may (x) sell assets in the ordinary course of business, (y) sell assets which are replaced by assets of comparable or better quality and (z) dispose of obsolete, inoperable or outmoded assets which are no longer needed in connection with the Borrower's business.

5.3 MINIMUM ADJUSTED NET WORTH. As of the last day of each of its fiscal quarters, the Borrower shall not permit its Adjusted Net Worth to be less than an amount equal to the sum of (i) $37,500,000.00, plus (ii) fifty percent (50%) of the Borrower's consolidated net income (not adjusted for net losses) for each fiscal year ending after April 30, 1999.

5.4 USE OF PROCEEDS. The Borrower shall not use proceeds of the Loans for the direct or indirect purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock which would cause the outstanding Loans to be in violation of Regulations G, T, U or X. The Borrower shall not request or accept any Loan in violation of Regulations G, T, U or X. The Borrower shall not use proceeds of the Loans in a manner which violates any term or condition of any Loan Document or which violates any applicable law.

5.5 ERISA. The Borrower shall not engage in a Prohibited Transaction with respect to any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances, may result in liability under ERISA or otherwise violate ERISA, if such Prohibited Transaction may result in a Material Adverse Change.


ARTICLE VI. CONDITIONS PRECEDENT TO ALL LOANS

6.1 ALL ADVANCES. The obligation of the Lender to make each Loan pursuant to
Section 2.1 is subject to the satisfaction of each of the following conditions precedent:

6.1a ADVANCE REQUEST. For each Revolving Credit Advance, receipt by the Lender of a Loan Request satisfying the requirements of Section 2.1d and a borrowing base certificate satisfying the requirements of Section 4.2d.

6.1b NO DEFAULT OR EVENT OF DEFAULT. The Borrower shall have performed and complied with all agreements and conditions of the Loan Documents required to be performed or complied with by the Borrower, and no Default or Event of Default shall have occurred and be continuing or will be caused by or result from the making of such Loan.

6.1c NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred and be continuing.

6.1d REPRESENTATIONS CORRECT. The representations and warranties contained in
Article IV and otherwise made by or on behalf of any Loan Party, in any Loan Document or otherwise, in connection with the transactions contemplated hereby shall be correct when made and correct in all material respects at the time of each Loan.

Each request for a Loan shall constitute, as at the time made, a certification by the Borrower as to the accuracy of the matters set forth in Sections 6.1b, 6.1c and 6.1d above.

6.2 CONDITIONS PRECEDENT TO THE INITIAL LOAN. The obligation of the Lender to make the initial Loan hereunder is subject to the receipt of or satisfaction of each of the following items in addition to the applicable conditions precedent set forth in Section 6.l above, all of which must be satisfactory to the Lender in form and substance:

6.2a AGREEMENT. Counterpart originals of this Agreement executed by the Borrower.

6.2b SCHEDULES TO AGREEMENT. All schedules to this Agreement prepared by the Borrower, in form and substance satisfactory to the Lender.

6.2c REVOLVING CREDIT NOTE. The Revolving Credit Note duly executed by the Borrower.

6.2d SECURITY DOCUMENTS. The Security Documents and all exhibits, schedules and attachments thereto and thereof, duly executed by the Loan Parties.

6.2e ACCOUNT CONTROL AGREEMENT. An account control or similar agreement executed by the Borrower, the Lender and NatCity Investments, Inc.

6.2f BORROWER'S CORPORATE DOCUMENTS. The following documents for the Borrower:

        (i) CORPORATE RESOLUTIONS. A copy, duly certified as true, correct, complete and in effect by the Borrower's secretary or assistant secretary as of the Closing Date, of resolutions of the Borrower's board of directors authorizing the borrowings hereunder and the execution and delivery of and performance under the Loan Documents and all other documents required to accomplish and implement the foregoing.

        (ii) BY-LAWS. A copy, duly certified as true, correct, complete and in effect by the Borrower's secretary or assistant secretary as of the Closing Date, of such corporation's by-laws and all amendments thereto.

        (iii) INCUMBENCY CERTIFICATE. A certificate executed by the Borrower's secretary or assistant secretary dated as of the Closing Date certifying the names and offices held by the officers of the Borrower who are authorized on behalf of the Borrower execute the Loan Documents to be executed by it and to request Loans hereunder, together with true signatures of such officers.

        (iv) ARTICLES OF INCORPORATION AND OTHER FORMATION DOCUMENTS. A copy of the Borrower's certificate and/or articles of incorporation, certified of recent date by the Secretary of State of the state of its incorporation.

        (v) GOOD STANDING CERTIFICATES. A current good standing certificate for the Borrower issued by the Secretary of State of the state of its incorporation and the Secretary of State of each state where it is required to be qualified to do business.

6.2g COMPLETION OF DUE DILIGENCE. All information requested from the Borrower or any other Loan Party in connection with the Lender's due diligence review of the Borrower and the other Loan Parties, and completion of such review by the Lender, with results satisfactory to the Lender.

6.2h FEES. All Fees due on the closing date and all fees and out-of-pocket costs incurred by the Lender or the Lender's counsel in connection with the Loan Documents prior to the Closing Date, which legal fees shall not exceed $7,500 and which shall be paid by the Borrower, plus all out-of-pocket costs, which shall be paid by the Bank.

6.2i ESTABLISHMENT OF INVESTMENT ACCOUNT. The Borrower shall have established with NatCity Investments, Inc. an investment account into which it has placed marketable securities having a minimum Marketable Securities Value meeting the requirements of Subsection 2.1a and which securities are satisfactory to the Lender.

6.2j OPINION OF COUNSEL. A favorable opinion of Buchanan Ingersoll, Professional Corporation, counsel to the Borrower, in form and substance satisfactory to the Lender and its counsel.

6.2k CLOSING CERTIFICATE. A certificate in the form of Exhibit "E", dated as of the Closing Date and executed by an Authorized Officer of the Borrower.

6.2l ADEQUACY OF LEGAL MATTERS. All legal matters incident to the Loans, the Loan Documents and the Collateral shall be satisfactory to counsel for the Lender.

6.2m REQUEST FOR FIRST LOAN. A completed Loan Request executed by the Borrower, instructing the Lender as to the disbursements of the Loans to be made hereunder on the Closing Date, and containing complete wire transfer instructions, if applicable, along with a completed borrowing base certificate satisfying the requirements of Section 4.2d.


ARTICLE VII. EVENTS OF DEFAULT

7.1 EVENTS OF DEFAULT. Each of the following events shall constitute an Event of
Default:

7.1a NONPAYMENT OF BORROWER'S OBLIGATIONS UNDER LOAN DOCUMENTS. The Borrower shall default in (i) any payment of principal of the Loans when due, or (ii) any payment of interest on the Loans when due or the payment of any Fees, expenses or any of the other Obligations when due , and such default described in this item (ii) shall have continued for at least five (5) days after the due date.

7.1b NONPAYMENT OF OTHER INDEBTEDNESS. (i) The Borrower shall default in the payment of (A) any other Indebtedness (other than the Obligations) owed to the Lender or (B) any other Indebtedness having a material outstanding aggregate principal balance, when due, after giving effect to any applicable grace periods, or (ii) the Borrower shall default in the performance of any term of any agreement or instrument under which any Indebtedness (other than the Obligations) is created or by which it is governed or evidenced, if the effect of any such default described in this item
(ii) is to cause such Indebtedness to become, or to permit the Lender or other holder or holders of such Indebtedness (or any Person on behalf of such holder) to declare, such Indebtedness due prior to its expressed maturity.

7.1c NONCOMPLIANCE WITH MARKETABLE SECURITIES LIMITATIONS. The aggregate principal amount of all outstanding Revolving Credit Advances exceeds the Marketable Securities Value for greater than two (2) Business Days.

7.1d INSOLVENCY.

        (i) INVOLUNTARY PROCEEDINGS. A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of any Loan Party in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for any Loan Party or for a substantial part of its property, or for the winding up or liquidation of its affairs, and which remains either uncontested for fifteen (15) days or undismissed or unstayed and in effect for a period of sixty (60) days.

        (ii) VOLUNTARY PROCEEDINGS. Any Loan Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to or acquiesce in the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereinafter in effect, or shall consent to or acquiesce in the filing of any such petition, or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for itself or for a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any action in furtherance of any of the aforesaid purposes.

7.1e DISSOLUTION; CESSATION OF BUSINESS. Any Loan Party terminates its existence, ceases to exist, dissolves, permanently ceases operations or abandons the operation of any of its material plants or facilities.

7.1f ERISA. (i) One or more of the following events occurs:

                (A) A notice of intent to terminate any Plan (including any Plan of an ERISA Affiliate) is filed under Section 4041(c) of ERISA;

                (B) Proceedings shall be instituted for the appointment of a trustee by the appropriate United States court to administer any Plan (including any Plan of an ERISA Affiliate);

                (C) the PBGC shall institute proceedings to terminate any Plan (including any Plan of an ERISA Affiliate) or to appoint a trustee to administer any such Plan; or

                (D) A notice assessing Withdrawal Liability with respect to any Multiemployer Plan (including any Multiemployer Plan of an ERISA Affiliate) shall have been received by the Borrower or any ERISA Affiliate; or

        (ii) Any Law is adopted, changed or interpreted by any Governmental Authority or court with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements which, in the reasonable opinion of the Lender (A) could have a Material Adverse Effect on the priority of any Lien in favor of the Lender as established or described in the Loan Documents or (B) result in the existence of a Lien on the Borrower's assets which is not a Permitted Lien.

7.1g ADVERSE JUDGMENTS. The aggregate amount of final judgments against any Loan Party for which no further appellate review exists shall, at any one time, exceed the aggregate amount of insurance proceeds available to pay such judgments, if a Material Adverse Change would be likely to result.

7.1h ATTACHMENT. Any assets of any Loan Party are levied upon, attached or seized by any Person other than the Lender, if a Material Adverse Change would be likely to result.

7.1i FAILURE TO COMPLY WITH LOAN DOCUMENTS.

        (i) FAILURE TO COMPLY WITH ARTICLE VI COVENANTS. The Borrower shall default in the due performance of any negative covenant contained in Article VI hereof.

        (ii) FAILURE TO COMPLY WITH OTHER COVENANTS AND LOAN DOCUMENTS. The Borrower or any other Loan Party shall default in the due performance or observance of any term, agreement, covenant, condition or provision set forth in this Agreement or any of the other Loan Documents to which it is a party which is not described elsewhere in this Section 7.1, or any default thereunder shall occur or exist, and such default described in this item (ii) shall not be remedied to the satisfaction of the Lender for a period of thirty (30) days after the earlier of (A) such default becoming known to an Authorized Officer of the Borrower or (B) notice of such default being delivered by the Lender to the Borrower.

7.1j MISREPRESENTATION. Any representation or warranty made by any Loan Party in any Loan Document to which it is a party is materially untrue, or any schedule, statement, report, notice or writing furnished by or on behalf of any Loan Party to the Lender is materially untrue on the dates as of which the facts set forth are stated or certified.

7.1k INVALIDITY, ETC. OF LOAN DOCUMENTS. Any material provision of any Loan Document shall at any time for any reason cease to be valid or binding on the Loan Party which is a party thereto, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party or any Governmental Authority, court or arbitrator, or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

7.1l MATERIAL ADVERSE CHANGE. The occurrence of any Material Adverse Change.

7.2 REMEDIES.

7.2a EVENTS OF DEFAULT UNDER SECTIONS 7.1D AND 7.1E. Upon the occurrence of an Event of Default set forth in Sections 7.1d and 7.1e, the Revolving Credit Commitment shall, without notice to the Borrower, automatically terminate and the Revolving Credit Note, interest accrued thereon and all other Obligations of the Borrower under the Loan Documents shall become immediately due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Lender shall have no further obligation to make any additional Loans hereunder. In addition, during any sixty (60)-day period described in
Section 7.1d(i), the Lender shall not have any obligation to make any additional Loans hereunder.

7.2b REMAINING EVENTS OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default (except those set forth in Sections 7.1d and 7.1e), the Lender may, at its option, declare the Revolving Credit Commitment terminated and the Revolving Credit Note, interest accrued thereon and all other Obligations of the Borrower to the Lender to be due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default. Thereafter, the Lender shall have no obligation to make any additional Loans hereunder.

7.2c ADDITIONAL REMEDIES. In addition to the remedies set forth above, upon the occurrence of any Event of Default, the Lender shall have all of the rights and remedies granted to it under the Loan Documents and all other rights and remedies granted by law to creditors.

7.2d EXERCISE OF REMEDIES; REMEDIES CUMULATIVE. No delay on the part of the Lender or failure by the Lender to exercise any power, right or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other power, right or remedy. The rights and remedies in the Loan Documents are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Lender would otherwise have.


ARTICLE VIII.  GENERAL PROVISIONS

8.1 SET-OFF. To secure the repayment of the Obligations, the Borrower hereby gives to the Lender and any participant of the Lender a lien and security interest upon and in any of the Borrower's property, credits, securities or monies which are in the possession of, or owed by the Lender in any capacity whatever (exclusive of funds held in trust by or on behalf of the Borrower on behalf of employees or others), including the balance of any deposit account maintained by the Borrower with the Lender (whether a general or special account). The Borrower hereby authorizes the Lender at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, at the Lender's option, to apply, at the discretion of the Lender, to the payment of the Obligations, any and all such property, credits, securities or monies now or hereafter in the hands of the Lender belonging or owed to the Borrower. The rights of the Lender under this Section 8.1 are in addition to all other rights and remedies available to the Lender, including, without limitation, other rights of set-off which the Lender may have.

8.2 AMENDMENTS AND WAIVERS. The Lender and the Borrower may, subject to the provisions of this Section 8.2, from time to time enter into amendments, extensions, supplements and replacements to any of the Loan Documents, and the Lender in its discretion may from time to time waive compliance with a provision of any of the Loan Documents or consent to actions taken or desired to be taken by the Borrower. All such amendments, extensions, supplements, replacements, waivers and consents must be in writing and signed by the Lender and the Borrower in order to be effective. Each waiver and consent shall be effective only for the specific instance and for the specific purpose for which it is given. In the case of any waiver, the Borrower and the Lender shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon. Neither the acceptance by the Lender of any payment required under the Loan Documents after its due date, nor the acceptance by the Lender of interest at the Default Rate or any other increased rate, shall constitute any waiver of the Lender's rights under the Loan Documents.

8.3 TAXES. The Borrower agrees to pay any and all stamp, document, transfer or recording taxes, filing fees and similar impositions payable or hereafter determined to be payable in connection with the Loan Documents and any other documents, instruments or transactions pursuant to or in connection herewith or therewith, which obligation shall survive the Termination Date. The Borrower agrees to save the Lender harmless from and against any and all present or future claims or liabilities with respect to, or resulting from any delay in paying or omission to pay, any such taxes or similar impositions.

8.4 EXPENSES. The Borrower shall pay:

        (i) All (A) costs and expenses incurred by or on behalf of the Lender in connection with the preparation, negotiation, execution and delivery of the Loan Documents and any and all other documents and instruments prepared in connection herewith and therewith, including the Lender's reasonable legal fees (but not out-of-pocket costs, which shall be paid by the Lender) in connection therewith (which shall not exceed $7,500), and (B) reasonable costs and expenses of the Lender (including but not limited to reasonable fees and expenses of the Lender's in-house and outside counsel) in connection with all amendments, waivers, consents, renewals, and other documents and instruments prepared or entered into from time to time in connection with the Loan Documents; and

        (ii) All costs and expenses of the Lender (including without limitation the fees and expenses of the Lender's counsel) in connection with (A) the enforcement of the Loan Documents arising pursuant to a breach by any Loan Party of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which it is a party, (B) the sale of or other action taken with respect to the Collateral, (C) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents, and (D) any bankruptcy, insolvency, workout (whether within the context of a bankruptcy proceeding or not) or reorganization of any Loan Party.

        (iii) All of such costs and expenses shall be payable by the Borrower to the Lender as agreed upon by the Lender and the Borrower, or if not agreed upon, upon demand by the Lender, shall constitute Obligations under this Agreement and shall bear interest at a rate per annum equal to the Default Rate if not paid when due. The Borrower's obligations to pay such costs and expenses shall survive the Termination Date.

8.5 NOTICES.

8.5a NOTICES TO THE LENDER. All notices required to be sent to the Lender pursuant to the Loan Documents shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or by the United States certified mail, return receipt requested:

If by U.S. Mail:                            If by other means:

National City Bank of Pennsylvania          National City Bank of Pennsylvania
20 Stanwix Street                           20 Stanwix Street
Pittsburgh, PA  15222                       Pittsburgh, PA  15222

Attention: W. Christopher Kohler            Attention:  W. Christopher Kohler
           Corporate Banking                            Corporate Banking
                                            Telecopier: 412-644-6224


8.5b NOTICES TO THE BORROWER. All notices required to be sent to the Borrower pursuant to the Loan Documents shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or by the United States certified mail, return receipt requested:

If by U.S. Mail:                            If by other means:

Ansoft Corporation                          Ansoft Corporation
Four Station Square                         Four Station Square
Suite 660                                   Suite 660
Pittsburgh, PA  15219                       Pittsburgh, PA  15219

Attention: Anthony Ryan                     Attention:  Anthony Ryan
                                            Telecopier: 412-471-9427


8.5c EFFECTIVENESS OF NOTICES. All such notices shall be effective three (3) days after mailing, or on the date of telecopy transmission, or when received, whichever is earlier. The Borrower and the Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

8.6 INDEMNITY. The Borrower hereby agree to indemnify each Indemnified Person against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and expenses) suffered or incurred by any of them arising out of, resulting from or in any manner connected with the execution, delivery and performance of the Loan Documents, the Obligations and any and all transactions related to or consummated in connection with the Obligations. The indemnity set forth in this
Section 8.6 shall survive the termination of the Loan Documents and the repayment of the Obligations.

8.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender; provided, however, that the Borrower shall not assign any of its rights or duties under any of the Loan Documents without the prior written consent of the Lender.

8.8 ASSIGNMENTS AND PARTICIPATIONS. The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to any Person or sell to one or more participants (which Person or participants may be Affiliates of the Lender) portions of or participations in any interest of the Lender hereunder or under the other Loan Documents. In the event of any sale of a participation, the Lender's obligations under this Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for its performance under this Agreement, the Lender shall remain the holder of the Revolving Credit Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Loan Documents. The Borrower agrees that if amounts outstanding under the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participation in amounts owing under the Loan Documents to the same extent as if the amount of its participation were owing directly to it as a lender under the Loan Documents.

8.9 INFORMATION. The Lender may furnish to its affiliates and to such other Persons as the Lender may deem advisable for the conduct of its business, information concerning the Borrower's business, financial condition and property, the amount of the Obligations due to the Lender, and the terms, conditions, and other provisions applicable thereto.

8.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8.11 SURVIVAL. Except as otherwise set forth in the Loan Documents, all representations, warranties and agreements of the Borrower contained herein, in any of the other Loan Documents, or made in writing in connection herewith shall continue in full force and effect until the Termination Date.

8.12 INTEREST. Notwithstanding any provision of the Loan Documents, the total liability of the Borrower for payment of interest, including late charges, pursuant hereto, shall not exceed the maximum amount of interest permitted by law to be charged, collected or received from the Borrower. If the Lender receives, collects or applies, as interest, any such excess, the Lender shall apply such excess to the reduction of the unpaid principal amount due hereunder, or if no principal is then due, such excess shall be refunded to the Borrower.

8.13 GOVERNING LAW. UNLESS OTHERWISE SPECIFICALLY STATED, THE LOAN DOCUMENTS SHALL BE CONTRACTS MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS,

EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF ANOTHER STATE'S LAW.

8.14 FORUM. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND EACH PARTY AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN
SECTION 8.5 HEREOF, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES AND HEREBY ACKNOWLEDGES THAT THE BORROWER IS ESTOPPED FROM RAISING ANY CLAIM THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE BORROWER BY THE LENDER CONCERNING THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION 8.14 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

8.15 NON-BUSINESS DAYS. Whenever any payment of principal, interest, fees or any other amounts due under any of the Loan Documents is due and payable on a day which is not a Business Day, except as otherwise provided in this Agreement such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case be included in computing interest, fees or other amounts in connection with such payment.

8.16 INTEGRATION. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties hereto relating to the subject matter hereof and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

8.17 COUNTERPARTS. This Agreement, any other Loan Document and any amendment, extension, renewal, substitution, waiver or consent of or related hereto may be executed in as many counterparts as shall be convenient, each of which, when so executed, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

8.18 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, THE LENDER, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS BETWEEN THE BORROWER AND THE LENDER.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective duly authorized officers as of the date first written above.


WITNESS/ATTEST:                       ANSOFT CORPORATION,
                                      a Delaware corporation


                                      By:                          (SEAL)
--------------------------               -------------------------
Name:                                 Name:  Nicholas Csendes
Title:                                Title  President & Chief Executive Officer


                                      NATIONAL CITY BANK OF PENNSYLVANIA


                                      By
                                        ----------------------------------------
                                      Name:  W. Christopher Kohler
                                      Title: Corporate Banking Officer



                                     - 45 -